FORM OF DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONVERTIBLE DEBENTURE DUE                 January    , 1998
                                          January    , 2000
$
Number      JAN -1998-101

      FOR VALUE RECEIVED, CELERITY SYSTEMS, INC., a New York corporation (the "Company"), hereby promises to pay _______________________________ or registered assigns (the "Holder") on January 2000, (the "Maturity Date"), the principal amount of __________HUNDRED THOUSAND Dollars ($ 00,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

      The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Nine Percent (9.0%) per year, payable at the time of each conversion until the principal amount hereof is paid in full or has been converted. Interest shall be computed on the basis of a 360 day year of 12, 30 day months. Each payment shall be paid in cash or in freely trading Common Stock of the Company, at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable Conversion Price as of the interest payment date. "Conversion Price" shall mean the lesser of (a) 75% of the 5-day average closing bid prices, as reported by Bloomberg, LP for the five (5)


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consecutive trading days immediately preceding the Conversion Date (as hereinafter defined) or (b) four (4) times the 5-day average closing bid prices, as reported by Bloomberg, LP for the five (5) consecutive trading days immediately preceding the Closing Date (as hereinafter defined). If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 8 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the date the funds are received by the Company or its Counsel (the "Closing Date").

Article 2. Method of Payment

      This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3. Conversion

      Section 3.1. Conversion Privilege

      (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.001 per share, of the Company ("Common Stock") at any time ninety (90) calendar days following the Closing Date and which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to
Section 3.2 and rounding the result to the nearest whole share.

      (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

      (c) In the event all or any portion of this Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.


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

      Section 3.2. Conversion Procedure.

      (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion followed by receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

      (b) Conversion Procedures. The face amount of this Debenture may be converted anytime ninety (90) calendar days following the Closing Date. Such conversion shall be effectuated by surrendering to the Company at its address for notice pursuant to Article 8 hereof, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company at its address for notice pursuant to Section 10(c) of the Subscription Agreement a facsimile or original of the signed Notice of Conversion. The original Debenture(s) to be converted shall be delivered to the Company at such address within 3 business days thereafter.

      (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company of a facsimile or original of Holder's signed Notice of Conversion Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The certificates shall be delivered to the address specified in the Conversion Notice or, if no such address is specified, to the address set forth pursuant to Section 10(c) of the Subscription Agreement. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

Notwithstanding any other provision contained herein, the parties agree that in no event shall the Company be required to issue more than 19.99% of the number of shares of Common Stock outstanding on the date of closing of the purchase and sale of the Debentures upon the conversion of the Convertible Debentures, unless the shareholders of the Company approve the issuance of additional Common Shares or NASDAQ waives the requirement of Market Place Rule 4460(i)(1)(D).


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The Company agrees to use commercially reasonable efforts to obtain such approval or waiver on or prior to the 90th day following the date that more than 19.99% of the Common Stock is issuable by scheduling a shareholders meeting as soon as practicable after the Closing Date. For every 30 day period following such 90th day, the Company shall pay 1% liquidated damages until approval (or waiver) is received. Such damages shall only be payable as long as more than 19.99% of the outstanding Common Stock is issuable.

The Company acknowledges that its failure to obtain said shareholder approval within 90 days following the date that more than 19.99% of the Common Stock is issuable will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

      (d) (i) Conversion Rate. Holder is entitled, at its option to convert the face amount of this Debenture, plus accrued interest on the portion of the Debenture being converted, anytime beginning ninety (90) calendar days following the Closing Date, at the Conversion Price as defined in Article 1 hereof. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

      (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

      (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate for the Common Stock issuable upon conversion of the Debenture as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall


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issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

      (g) Within eight (8) business days after receipt of the documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3.2(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

      In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 8 business days after delivery of this original Debenture, then in such event the Company shall pay to Holder an amount, in cash, in immediately available funds or shares of Common Stock (calculated on the basis of the Conversion Rate on such 8th business day), at the rate applicable to the Conversion Default Payments set forth below until the date of delivery of the Common Stock.

      The Company acknowledges that its failure to deliver the Common Stock within 8 business days after receipt of the documentation referred to above in
Section 3.2(b) will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

      To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply. In no event shall the Company be required to make payments under both this Section 3.2(g) and Section 3.2(h) with respect to any failure to issue or deliver certificates representing Common Stock.

      The Company shall make any payments incurred under this Section 3.2(g) by the fifth business day of the calendar month following the calendar month in which such payment was incurred.


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

      (h) The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

      The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or at the Company's option, in Common Stock (at the Conversion Rate on the date of the Conversion Default) on or prior to the fifth business day of the calendar month following the calendar month in which the Conversion Default occurred and any subsequent calendar month in which the Conversion Default is continuing.

      The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages


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

shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

            (i) The Holder is limited in the amount of this Debenture it may convert and own. Other than the Mandatory Conversion provisions contained in this Debenture which are not limited by the following, in no other event shall the Holder be entitled to convert any amount of Debentures in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision. The Holder further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferees or assignees specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement.

      (j) Redemption. The Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures as follows: In the event the Company exercises such right of redemption up to and including the 90th calendar day following the Closing Date, it shall pay the Holder, in U.S. currency One Hundred Fifteen (115%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime during the 91st through the 180th calendar day following the Closing Date it shall pay the Holder, in U.S. currency One Hundred Twenty (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime during the 181st calendar day following the Closing Date through the expiration of the two year conversion period it shall pay the Holder, in U.S. currency One Hundred Twenty-five (125%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies Holder by facsimile of the redemption. The Company shall give the Holder at least 5 business day's notice of its intent to redeem.

      Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon


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the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

      Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

      Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in Section 3(a) of the Subscription Agreement, to permit the conversion of this Debenture subject to certain options granted to the Company and referred to in Section 3(a) of the Subscription Agreement. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

      Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

      Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then this Debenture shall automatically be converted into Common Stock upon the terms and conditions set forth in this Article 3, except that the Conversion Date shall be deemed to be the date of the consummation of the merger. Thereafter the Holder shall be entitled to receive the kind and amount of stock, securities or property receivable upon such merger or consolidation, as would any other Common Stock holder of the Company.

Article 4. Mergers and Adjustments

      Section 4.1 Mergers. The Company shall not consolidate or merge into any person, unless such person assume in writing the obligations of the Company under this Debenture pursuant to Section 3.7. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

      Section 4.2 Adjustments. The number of shares of Common Stock purchasable upon the conversion of this Debenture shall be subject to adjustments as follows:


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      (a) In case the Company shall (i) pay a dividend on Common Stock in Common
Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification, reorganization or recapitalization of its Common Stock any shares of Common Stock or other securities of the Company, the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder of this Debenture shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the Holder would have received had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

      (b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section 4.2(a)), or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in such case, the number of shares of Common Stock thereafter issuable upon conversion of this Debenture shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon conversion of this Debenture, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      (c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 4.2 will not have to be adjusted if such adjustment would not require an increase or decrease in one


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percent (1%) or more in the number of shares of Common Stock issuable upon conversion of this Debenture. No adjustment in the number of shares of Common Stock issuable upon conversion of this Debenture will be made for the issuance of shares of capital stock to directors, employees or independent contractors pursuant to the Company's or any of its subsidiaries' stock option, for the purpose of the Company's Common Stock warrants issued, issuable or to be issued for services rendered by others to the Company, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

Article 5. Reports

      The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6. Defaults and Remedies

      Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture (other than any such failure to comply for which liquidated damages are payable) and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or
(iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or
(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (e) the Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within fifteen (15) business days after the receipt of such notice, which must


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specify the default, demand that it be remedied and state that it is a "Notice of Default".

      Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7. Registered Debentures

      Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

      Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

      Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to
Section 7.2 above (i.e., the Register). Subject to Section 3.6 above, transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.


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

      Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8. Notices

      Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company, at Celerity Systems, Inc., 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932,
Attn: William R. Chambers, (p) 423-539-5300, (f) 423-539-3590 with a copy by facsimile and mail to Kenneth R. Koch, Esq., Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, NY 10176 (p) 212-661-6500 (f) 212-697-6686. The time when such notice is sent shall be the time of the giving of the notice.

Article 9. Time

      Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10. Waivers

      The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences


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

except for a default in the payment of principal or conversion into Common
Stock.

Article 11. Rules of Construction

      In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12. Governing Law

      The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

Article 13. Litigation

      (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York located in New York County. The Company hereby expressly and irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of New York located in New York County for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

      (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

      IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                              CELERITY SYSTEMS, INC.


                              By_______________________________________
                                               its CEO  duly authorized


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

                                    Exhibit A

                              NOTICE OF CONVERSION

      (To be Executed by the Registered Holder in order to Convert the Debentures.)

      The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of CELERITY SYSTEMS, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated _________________,1998.

Date of Conversion______________________________________________________________

Applicable Conversion Price_____________________________________________________

Number of Shares Issuable upon this conversion__________________________________

Signature_______________________________________________________________________
                  [Name]

Address_________________________________________________________________________

________________________________________________________________________________

Phone______________________   Fax_______________________________________________

                             Assignment of Debenture

        The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________
                   (name, address and SSN or EIN of assignee)

                                                  Dollars ($        )
________________________________________________________________________________
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date:_____________Signed:_______________________________________________________
                            (Signature must conform in all
                            respects to name of Holder shown
                            of face of Debenture)

Signature Guaranteed:


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